UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2010

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2010, following approval by its Board of Directors, HealthSouth Corporation, a Delaware corporation (the “Company”), and Jay Grinney, its President and Chief Executive Officer, entered into a letter of understanding regarding Mr. Grinney’s employment to replace the letter of understanding dated October 31, 2007 set to expire December 31, 2010. This new agreement will be in effect until December 2, 2013 and will automatically be extended for consecutive periods of 12 additional months each, unless either party provides 90-days written notice of the intention not to renew.

Mr. Grinney’s compensation arrangements, including participation in incentive award plans, and benefits remain substantially the same as previously discussed in more detail in the Executive Compensation section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2010. The agreement also provides that, among other things:

•	Mr. Grinney will be nominated for a seat on the Company’s Board of Directors so long as he remains employed as President and Chief Executive Officer;

•	Mr. Grinney’s base salary for 2011 will remain at the same annualized rate in effect since 2007. After 2011, his base salary may be increased, but not decreased;

•	Mr. Grinney will be entitled, at the Company’s expense, to insurance that provides for an annual long-term disability benefits equal to 60% of his base salary; and

•
subject to his compliance with certain restrictive covenants, including a non-disclosure covenant (unlimited as to time), a 12- or 24-month (depending of the circumstances of the severance) non-competition covenant, and a 36-month non-solicitation of vendors, customers and employees covenant, Mr. Grinney will continue to participate in the executive severance and change in control benefits plans but will be allowed to exercise a 2004 stock option grant for 1 million shares of common stock for 12 months following a termination without cause or due to death or a resignation for good reason.

The foregoing summary of key terms of the letter of understanding is incomplete and is qualified in its entirety by the text of the letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Letter of understanding, dated as of December 2, 2010, between HealthSouth Corporation and Jay Grinney.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

By:	/s/ JOHN P. WHITTINGTION
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: December 3, 2010